UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2006

CENTENARY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-23851	86-0874841
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reconquista 656-3 Piso Buenos Aires, Argentina
(Address of principal executive offices)

(011-5411) 4811-4040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

The information in Items 7.01 and 9.01 of this report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Section 5 Corporate Governance and Management.

Item 5.01 Changes in Control of Registrant.

On November 2, 2006, Mr. Cristobal Manuel Lopez purchased 12,891,895 shares of the common Stock of Centenary International Corp. (the “Company”) from Centenary Group S.A. This represents approximately 66.60% of the total issued and outstanding shares of the Company’s common stock, and results in a change in control of the Company. The shares were purchased by Mr. Lopez for total consideration of approximately $145,000, of which approximately forteen percent (14.0%) has already been paid by Mr. Lopez from his personal funds. The balance of the purchase price is to be paid by Mr. Lopez in one year.

In connection with this change in control, there have been no changes in the officers or directors of the Company. At the present time, the Company is not aware of any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters. There are no present arrangements known to the Company and its management which may result in any further change in control of the Company.

Section 7 Regulation FD.

Item 7.01 Regulation FD Disclosure.

On November 8, 2006, the Company intends to issue a press release announcing the change in control of the Company acquired by Mr. Lopez. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.    Description

99.1    Press Release dated November 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENARY INTERNATIONAL CORP. (Registrant)

Date: November 8, 2006	By:
Hector A. Patron Costas Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director